[File stamped as follows: Filed in the office of the Secretary of State of the State of Nevada, Aug 26, 1996, C4743-95]

           CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                     OF
                          21ST CENTURY VISION, INC.

     Pursuant to NRS 78.385 and 78.390, the undersigned President and Secretary of 21st Century Vision, Inc. do hereby certify:

     That the following amendments to the articles of incorporation were unanimously approved by the Board of Directors of said corporation by written consent in lieu of a special meeting of the Board of Directors dated August 19, 1996 and by a majority of the outstanding shares entitled to vote.

     Article I is hereby amended to read as follows:

          The exact name of this Corporation is Eyemakers, Inc.


                                        /s/ WAYNE ALLISON
                                            Wayne Allison, President

                                        /s/ DARRELL R. JOLLEY
                                            Darrell R. Jolley, Secretary

State of Texas      )
                    )ss.
County of Dallas    )

On the 22 day of August, 1996, personally appeared before me, a Notary Public, Wayne Allison, President of the above mentioned Corporation, who acknowledged that he executed the above instrument.

                                        /s/ LISA M. JONES
                                            Signature of Notary

(Notary stamp or seal)
[Notary stamped as follows: Notary Public, State of Texas, Lisa M. Jones, My commission expires April 26, 2000]


State of Texas      )
                    )ss.
County of Dallas    )

On the 22 day of August, 1996, personally appeared before me, a Notary Public, Darrell R. Jolley, Secretary of the above mentioned Corporation, who acknowledged that he executed the above instrument.

                                        /s/ LISA M. JONES
                                            Signature of Notary

(Notary stamp or seal)
[Notary stamped as follows: Notary Public, State of Texas, Lisa M. Jones, My commission expires April 26, 2000]